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                                                                    EXHIBIT 99.7

                         INSIGNIA FINANCIAL GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INSIGNIA FINANCIAL GROUP, INC., FOR THE SPECIAL MEETING OF STOCKHOLDERS ON
SEPTEMBER 14, 1998

The undersigned hereby appoints Andrew L. Farkas and Adam B. Gilbert, and each of them, as proxies for the undersigned (the "Proxies"), each with full power of substitution, to attend the Special Meeting of Stockholders of Insignia Financial Group, Inc., a Delaware corporation ("Insignia"), to be held at 9:00 a.m., local time on September 14, 1998, at the Hyatt Regency Hotel, 220 North Main Street, Greenville, South Carolina, and any adjournments or postponements thereof, and to vote as specified in this Proxy all the shares of Class A Common Stock, par value $.01 per share, of Insignia, which the undersigned may be entitled to vote if personally present. The undersigned hereby revokes any previous proxies with respect to such shares.


1. Approval of the distribution to (the "Distribution") Insignia's stockholders of shares of the Common Stock of Insignia/ESG Holdings, Inc. ("Holdings").


FOR  [ ]              AGAINST [ ]              ABSTAIN [ ]


2. Adoption of the Amended and Restated Agreement and Plan of Merger dated as of May 26, 1998 (the "Merger Agreement"), by and among Insignia, Holdings, Apartment Investment and Management Company ("AIMCO"), and AIMCO Properties, L.P., and the transactions completed thereby, including the merger of Insignia with and into AIMCO, with AIMCO being the surviving corporation.


FOR  [ ]              AGAINST [ ]              ABSTAIN [ ]


3. Approval of the Insignia/ESG Holdings, Inc. 1998 Stock Incentive Plan (the "Holdings Stock Incentive Plan"), including the reservation of 3,500,000 shares of Holdings Common Stock for issuance thereunder.


FOR  [ ]              AGAINST [ ]              ABSTAIN [ ]


4. Approval of the Insignia/ESG Holdings, Inc. 1998 Employee Stock Purchase Plan (the "Holdings Stock Purchase Plan"), including the reservation of 1,500,000 shares of Holdings Common Stock for issuance thereunder.


FOR  [ ]              AGAINST [ ]              ABSTAIN [ ]
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5.   Approval of the Insignia/ESG Holdings, Inc. Executive Performance Incentive
Plan (the "Holdings Incentive Compensation Plan").

FOR  [ ]                  AGAINST  [ ]                ABSTAIN  [ ]

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, any matters incident to the conduct thereof or any adjournment or adjournments of the meeting.

INSIGNIA'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4
AND 5.

This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted for the approval of the Distribution, Merger Agreement, the Holdings Stock Incentive Plan, the Holdings Stock Purchase Plan and the Holdings Incentive Compensation Plan.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                                        Date:                      , 1998
                                             ----------------------


                                        ---------------------------------
                                        Signature


                                        Please sign exactly as your name appears on this card. Joint owners should each sign personally. Corporation proxies should be signed in corporate name by an authorized officer. Executors, administrators, trustees or guardians should give their title when signing.